EXHIBIT 5.1



                                           [KIRKLAND & ELLIS LETTERHEAD]


                                                   July 22, 1999


LINC Capital, Inc.
303 East Wacker Drive
Suite 1000
Chicago, IL 60601

   Re:      Registration Statement on Form S-8 of LINC Capital, Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to LINC Capital, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,300,277 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), pursuant to a Registration Statement on Form S-8 filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company from time to time in connection with the exercise of stock options granted under the LINC Capital, Inc. 1994 Stock Options Plan, the LINC Capital, Inc. 1997 Stock Incentive Plan and the LINC Capital, Inc. Non-employee Director Option Plan (each, a "Plan" and, together, the "Plans").

                  In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including (i) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, (ii) minutes and records of the corporate proceedings of the Company (including the Board of Directors, Committees thereof, and the Stockholders of the Company) with respect to the Shares and the Plans, (iii) the Registration Statement and exhibits thereto,
(iv) the Plans, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

                  For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with

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which this letter is rendered,  the authority of such persons  signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. In preparing this letter, we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information provided to us by the Company or its representatives; and (iii) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have assumed that the options pursuant to which any Shares are to be issued are, or at the time of issuance of any related Shares will be, validly issued and outstanding.

                  Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware and the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the issuance of the Shares has been duly authorized and that
(i) upon effectiveness under the Act of the Registration Statement, and (ii) when appropriate certificates representing the Shares are duly countersigned by the Company's transfer agent/registrar and delivered against payment of the agreed consideration therefor, all in accordance with the terms and conditions of the applicable Plan and the applicable option agreement entered into in connection therewith, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement.

                  This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or fact or interpretation thereof covered by any of our opinions or advice, or for any other reason.

                  This is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                Very truly yours,


                              /s/ Kirkland & Ellis
                                KIRKLAND & ELLIS

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